EXHIBIT 99.3

2012
Fourth Quarter/Full Year
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Fourth Quarter/Full Year 2012 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on pages 22-24 of this Supplement, in the Company’s 2011 Annual Report to Shareholders, in its 2011 Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2012 OVERVIEW

FINANCIAL RESULTS
•
The Company reported $637MM of net income in Q4’12, compared to $1,192MM in Q4’11. This resulted in diluted EPS attributable to common shareholders of $0.56 per share, a decrease of 45% from $1.01 a year ago.

•	Net income for the quarter reflected costs associated with the following three previously announced items:

•
A $400MM restructuring charge ($287MM after-tax) designed to contain future operating expenses1, adapt parts of the business as more customers transact online or through mobile channels, and provide the resources for additional growth initiatives in the U.S. and internationally.

•	A $342MM expense ($212MM after-tax) reflecting enhancements to the process that estimates future redemptions of Membership Rewards points by U.S. cardmembers.

•
$153 MM ($95MM after-tax) of cardmember reimbursements for various types of transactions dating back several years. This amount deals with fees, interest and bonus rewards as well as an incremental expense related to the consent orders entered into with regulators last October.

For more details on the impacts of these items on the Company’s consolidated and segment income statements for the Fourth Quarter of 2012, please see page 9, “Other Items of Note”.

•	Excluding these items, Q4’12 adjusted EPS was $1.09 per share2.

•
Total revenues net of interest expense increased 5% in Q4’12 both on a reported and FX adjusted basis3, a non-GAAP measure. Adjusted revenue growth was 6% excluding the impact of the cardmember reimbursements described above2, $93MM of which was recognized as contra-revenue.

•	Q4’12 return on average equity (“ROE”) was 23.1%.

BUSINESS METRICS
•	Compared with the fourth quarter of 2011:

-	Worldwide billed business of $235.5B increased 8%, on a reported basis and 7% on an FX adjusted basis3.

-	Worldwide cardmember loan balances of $65.2B increased 4% from $62.6B a year ago, reflecting higher cardmember spending levels.

-
Worldwide credit performance continued to be excellent with write-off rates remaining near all-time lows. The Company’s fourth quarter worldwide net lending write-off rate4 was 2.0%, relatively consistent with 1.9% in Q3’12 and an improvement from 2.3% in Q4’11.

_________________________________
1	Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications and other expenses.
2
Adjusted earnings per share and adjusted revenue growth are non-GAAP measures. Management believes adjusted earnings per share and adjusted revenue growth provide useful metrics to evaluate the ongoing operating performance of the Company. See Annex 1 for reconciliations to earnings per share and total revenues net of interest expense on a GAAP basis.

3
As reported in this Earnings Supplement, FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2012 apply to the period(s) against which such results are being compared).  The Company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

4	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Fourth Quarter/Full Year 2012 Earnings Release selected statistical tables.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2012 OVERVIEW

				Percentage
				Increase/(Decrease)
	Quarters Ended		Percentage	Assuming No Changes in
	December 31,		Inc/(Dec)	Foreign Exchange Rates5
	2012	2011

Card billed business6 (billions):
United States	$155.5	$145.5	7%
Outside the United States	80.0	73.5	9	9%
Total	$235.5	$219.0	8	7
Total cards-in-force (millions):
United States	52.0	50.6	3
Outside the United States	50.4	46.8	8
Total	102.4	97.4	5
Basic cards-in-force (millions):
United States	40.3	39.3	3
Outside the United States	40.5	37.4	8
Total	80.8	76.7	5
Average basic cardmember spending7 (dollars):
United States	$4,281	$4,091	5
Outside the United States	3,683	3,537	4	4
Total	$4,113	$3,933	5	4

_________________________________
5	See Note 3, page 1.
6	For additional information about discount rate calculations and billed business, please refer to the Company’s Fourth Quarter/Full Year 2012 Earnings Release, selected statistical tables.
7	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2012 OVERVIEW

Additional Billed Business Statistics:

		Percentage
		Increase/(Decrease)
	Percentage	Assuming No Changes in
	Increase/(Decrease)	Foreign Exchange Rates8

Worldwide9
Total Billed Business	8%	7%
Proprietary billed business	7	7
GNS billed business10	12	12
Airline-related volume (8% of worldwide billed business)	1	1

U.S.9
Billed Business	7
Proprietary consumer card billed business11	7
Proprietary small business billed business11	9
Proprietary corporate services billed business12	7
T&E-related volume (24% of U.S. billed business)	3
Non-T&E-related volume (76% of U.S. billed business)	8
Airline-related volume (7% of U.S. billed business)	(1)

Outside the U.S.9
Billed Business	9	9
Japan, Asia Pacific & Australia (“JAPA”) billed business	11	10
Latin America & Canada (“LACC”) billed business	11	11
Europe, Middle East, & Africa (“EMEA”) billed business	5	5
Proprietary consumer and small business billed business13	6	5
JAPA billed business	5	5
LACC billed business	9	6
EMEA billed business	4	4
Proprietary corporate services billed business12	4	4

_________________________________
8	See Note 3, page 1.
9	Captions not designated as “proprietary” or “GNS” include both proprietary and Global Network Services (“GNS”) data.
10	Included in Global Network and Merchant Services (“GNMS”).
11	Included in U.S. Card Services (“USCS”).
12	Included in Global Commercial Services (“GCS”).
13	Included in International Card Services (“ICS”).

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2012 OVERVIEW

Statements of Income

(Preliminary)	Quarters Ended
(Millions, except percentages and per share amounts)	December 31,		Percentage
	2012	2011	Inc/(Dec)
Revenues
Non-interest revenues
Discount revenue	$4,575	$4,336	6%
Net card fees	648	612	6
Travel commissions and fees	503	514	(2)
Other commissions and fees	578	552	5
Other	644	618	4
Total non-interest revenues	6,948	6,632	5
Net interest income	1,193	1,110	7
Total revenues net of interest expense	8,141	7,742	5
Provisions for losses
Charge card	211	237	(11)
Cardmember loans	396	149	#
Other	31	23	35
Total provisions for losses	638	409	56
Total revenues net of interest expense after provisions for losses	7,503	7,333	2

Expenses
Marketing and promotion	722	735	(2)
Cardmember rewards	1,857	1,463	27
Cardmember services	197	190	4
Salaries and employee benefits	1,910	1,537	24
Professional services	871	853	2
Occupancy and equipment	486	467	4
Communications	99	98	1
Other, net	432	242	79
Total	6,574	5,585	18

Pretax income	929	1,748	(47)
Income tax provision	292	556	(47)
Net Income	$637	$1,192	(47)

Net income attributable to common shareholders14	$630	$1,178	(47)

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$0.57	$1.02	(44)

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$0.56	$1.01	(45)
Average Shares Outstanding
Basic	1,110	1,157	(4)
Diluted	1,116	1,163	(4)

# Denotes a variance of more than 100%.

_________________________________
14	Represents net income less earnings allocated to participating share awards of $7MM and $14MM for the three months ended December 31, 2012 and 2011, respectively.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2012 OVERVIEW

•
Discount Revenue: Increased 6%, reflecting 8% growth in billed business volumes, partially offset by a decline in the average discount rate, the impact of a portion of the cardmember reimbursements described above, and higher contra-revenue items, including cash rebate rewards.

-
The average discount rate15 of 2.49% in Q4’12 decreased by 2bps compared to 2.51% in Q4’11 and by 4bps compared to 2.53% in Q3’12. The decline in rate versus Q3’12 reflects the normal seasonal impact of a higher level of retail-related business volumes during the fourth quarter. As indicated in prior quarters, certain pricing initiatives, changes in the mix of spending by location and industry, volume-related pricing discounts and strategic investments will likely result in some erosion of the average discount rate over time.

•	Net Card Fees: Increased 6%, reflecting an increase in proprietary cards-in-force and higher average fee per card primarily due to fee increases and a greater mix of premium products in USCS and ICS.

•
Travel Commissions and Fees: Decreased 2%, reflecting a 1% increase in worldwide travel sales more than offset by lower transaction-related revenue. Business travel sales declined 1%, while U.S. consumer travel sales increased 9%.

•	Other Commissions and Fees: Increased 5% versus Q4’11, primarily reflecting an increase in fee revenues in the Loyalty Partner business in the ICS segment.

•	Other Revenues: Increased 4%, primarily reflecting a $16MM larger gain on the sale of an investment in Q4’12 and higher network partner signing fees in the GNMS segment.

•
Net Interest Income: Increased 7% versus Q4’11, reflecting a 5% increase in average cardmember loans and a 5% decline in interest expense due to lower funding costs, partially offset by the impact of cardmember reimbursements in Q4’12. Worldwide net interest yield increased to 9.1% in Q4’12 versus 8.9% a year ago.

•	Charge Card Provision for Losses: Decreased 11% due to lower net write-offs in the current period, partially offset by a higher ending receivable balance in Q4’12.

-	Worldwide Charge Card:

	Q4'12	Q3’12	Q4'11
USCS Net write-off rate16	1.8%	1.6%	1.9%
ICS/GCS Net loss ratio as a % of charge volume	0.09%	0.10%	0.10%

USCS 30 days past due as a % of total	1.8%	1.8%	1.9%
ICS/GCS 90 days past billings as a % of total	0.9%	0.7%	0.9%

Worldwide Receivables (billions)	$42.8	$42.3	$40.9
Reserves (millions)	$428	$409	$438
% of receivables	1.0%	1.0%	1.1%

_________________________________
15	See Note 6, page 2.
16	See Note 4, page 1.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2012 OVERVIEW

•
Cardmember Loan Provision for Losses: Increased significantly, primarily reflecting a reserve build in Q4’12, versus a reserve release in Q4’11, partially offset by lower net write-offs due to improved credit performance.

-	Worldwide Loans:

	Q4'12	Q3’12	Q4'11
Net write-off rate17	2.0%	1.9%	2.3%
30 days past due loans as a % of total	1.2%	1.3%	1.5%

Total Loans (billions)	$65.2	$61.8	$62.6
Reserves (millions)	$1,471	$1,459	$1,874
% of total loans	2.3%	2.4%	3.0%
% of past due	182%	182%	206%

•	Other Provision for Losses: Increased $8MM to $31MM.

•	Marketing and Promotion Expense: Decreased 2% versus a year ago. Marketing and Promotion expense of $722MM represents 8.9% of total revenues in the quarter.

•
Cardmember Rewards Expense: Increased 27%, primarily reflecting the $342MM expense described above, which pertains to enhancements to the process that estimates future redemptions of Membership Rewards points by U.S. cardmembers.

-	As result of these process enhancements, the Company's Membership Rewards ultimate redemption rate (“URR”) for current participants increased to 94% in Q4’12 from 93% in Q3’12.

•	Cardmember Services Expense: Increased 4% reflecting increased costs associated with enhanced benefits to U.S. cardmembers.

•	Salaries and Employee Benefits Expense: Increased 24%, reflecting $369MM of charges in Q4’12 related to the restructuring initiatives noted above.
-	Total employee count of approximately 63.5K was relatively consistent with the prior year and last quarter.

•	Professional Services Expense: Increased 2%.

•	Occupancy and Equipment Expense: Increased 4%.

•	Communications Expense: Increased 1%.

•
Other, Net Expense: Other expense of $432MM in Q4’12 increased 79% compared to Q4’11, reflecting two contra-expense items in the prior year pertaining to the final Visa settlement payment and a litigation reserve release. In addition, the current period reflects costs related to the cardmember reimbursements described above, as well as costs related to the impairment of a cost method investment. These increases were partially offset by the reclassification of cross currency funding hedge-related income from interest expense to other expense beginning in Q1‘12.

•	Pretax Margin: Was 11.4% of total revenues net of interest expense in Q4’12 compared with 22.6% in Q4’11.

•
Effective Tax Rate: Was 31.4% in Q4’12 compared with 31.8% in Q4’11. The tax rates in both quarters reflected the level of pretax income in relation to recurring permanent tax benefits and geographic mix of business.

-	In ICS, the effective tax rate was 14% compared to -11% a year ago. The Q4’11 tax rate reflected the benefit from the resolution of certain prior years’ tax items.
-	In GCS, the effective tax rate was 54% compared to 35% a year ago. This quarter’s tax rate reflected lower tax benefits from the restructuring charges in international markets.
-	In USCS, the Q4’12 tax rate reflected the benefit from the resolution of certain prior years’ tax items.

_________________________________
17	See Note 4, page 1.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2012 OVERVIEW

CAPITAL

•	Capital Distribution to Shareholders: During Q4’12, approximately 172% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 18MM common shares at an average price of $56.22 in Q4’12 versus 7MM common shares in Q4’11. In Q1’13, the Company is expected to execute its share repurchase program, subject to market conditions, pursuant to its capital plan submitted in January 2012, to repurchase up to $1.0B of common shares. On January 7, 2013, the Company submitted its Comprehensive Capital Plan (CCP) to the Federal Reserve requesting approval to proceed with additional share repurchases in 2013. The CCP includes an analysis of performance and capital availability under certain adverse economic assumptions. The CCP was submitted to the Federal Reserve pursuant to the Federal Reserve’s guidance on dividends and capital distributions. The Company expects a response from the Federal Reserve by March 31, 2013.

In 2012 and since the inception of repurchase programs in December 1994, the Company has distributed 98% and 66%, respectively, of capital generated through share repurchases and dividends on a cumulative basis.

Shares Outstanding:

	Millions of Shares
	Q4’12	Q3’12	Q4’11
Beginning of period	1,122	1,139	1,169
Repurchase of common shares	(18)	(17)	(7)
Employee benefit plans, compensation and other	1	-	2
End of period	1,105	1,122	1,164

•	Capital Ratios: As of December 31, 2012, the Company’s key consolidated capital ratios,18 as calculated under Basel I, were as follows:

($ in billions)	December 31, 2012
Risk-Based Capital
Tier 1	11.9%
Total	13.8%

Tier 1 Leverage	10.2%
Tier 1 Common Equity/Risk Weighted Assets (“RWA”)19	11.9%
Total Shareholders' Equity	$18.9
Tangible Common Equity (“TCE”)20/RWA	11.7%

Tier 1 Capital	$14.9
Tier 1 Common Equity19	$14.9
Tier 2 Capital	$2.4
Total Average Assets21	$147.0
RWA	$125.7
TCE20	$14.7

_________________________________
18	These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company’s 2012 Form 10-K.
19	Refer to Annex 2 for a reconciliation between Tier 1 common equity, a non-GAAP measure, and total shareholders’ equity.
20
Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $4.2B from total shareholders’ equity of $18.9B.  The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.

21	Presented for the purpose of calculating the Tier 1 Leverage Ratio.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2012 OVERVIEW

On June 7, 2012, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, and the Federal Deposit Insurance Corporation issued three joint notices of proposed rulemaking text, collectively referred to as Basel III, which presents details of the new U.S. regulatory capital standards. The Company estimates that had the new rules been in place, and were finalized as proposed, during Q4’12, the reported Tier 1 common and Tier 1 capital ratios would decline by approximately 20 basis points and the reported Tier 1 leverage ratio would decline by approximately 10 basis points, but would remain above expected regulatory thresholds, and the supplementary leverage ratio would have been approximately 8.5%.22 These ratios are calculated using the standardized approach as described in the proposed rules and are based on the Company’s reported Basel I ratios, without taking into account the potential impact of Basel II implementation. The Company is currently taking steps toward Basel II implementation in the United States.

FUNDING AND LIQUIDITY

•	Funding Activities: During Q4’12, the Company primarily funded its business through deposit-taking and the issuance of asset-backed securities and unsecured debt.

-	Deposits: The Company held the following deposits:

($ in billions)	December 31, 2012	September 30, 2012	Change
U.S. Direct Deposits23	$19.4	$17.7	$1.7
U.S. 3rd Party CDs	8.9	9.0	(0.1)
U.S. 3rd Party Sweep Accounts	11.4	10.3	1.1
Other Deposits	0.1	0.2	(0.1)
Total	$39.8	$37.2	$2.6

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third-party programs had a weighted average remaining maturity of 18.5 months and a weighted average rate at issuance of 2.1%.

-
Unsecured Non-Guaranteed Debt: On November 14, 2012, American Express Centurion Bank issued $1.3B of three-year senior unsecured notes, consisting of $750MM fixed rate notes with a coupon of 0.875% and $550MM of floating rate notes at three-month LIBOR plus 45 bps.

-
Asset-Backed Securitization: On November 8, 2012, the Company issued $686MM of asset-backed securities from the Lending Trust with a maturity of three years, which included $600MM of Class A certificates at 0.59%, $41MM of Class B certificates at 0.77% and $45MM of Class C certificates at 1.07%, as well as $1.1B of asset-backed securities from the Lending Trust with a maturity of five years, which included $975MM of Class A certificates at one-month LIBOR plus 24 bps, $71MM of Class B certificates at one-month LIBOR plus 55 bps, and $77MM of Class C certificates at one-month LIBOR plus 80 bps.

-
Secured Borrowing Facilities: At December 31, 2012, the Company maintained its $3.0B asset-backed Charge Trust conduit facility maturing in July 2014, and its $2.0B asset-backed Lending Trust facility maturing in September 2015. These committed, revolving, and secured, financing facilities are used in the ordinary course of business to fund seasonal working capital needs, as well as to further enhance the Company’s contingent funding resources. As of December 31, 2012, $3.0B was drawn on the Charge Trust facility and no amounts were drawn on the Lending Trust facility.

-
Debt Exchange: During the quarter, the Company completed an exchange of $1.1B (of existing $1.75B) 8.125% 10-year notes maturing on May 20, 2019 and $0.8B (of existing $1.0B) 8.15% 30-year notes maturing on March 19, 2038 for $1.3B 10-year notes with a coupon of 2.65% maturing on December 2, 2022, $1.1B 30-year notes with a coupon of 4.05% and a maturity of December 3, 2042 and cash.

_________________________________
22
The proposed capital ratios are non-GAAP measures. The Company believes the presentation of the proposed capital ratios is helpful to investors by showing the impact of Basel III, assuming the new rules as currently proposed are implemented by the Federal Reserve. The estimated impact of the Basel III rules will change over time based upon changes in the size and composition of the Company’s balance sheet; and the estimated impact for the fourth quarter of 2012 is not necessarily indicative of the impact in future periods. Refer to Annex 3 for a reconciliation of the proposed capital ratios.

23	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consists of $18.7B from high-yield savings accounts and $0.6B from retail CDs.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2012 OVERVIEW

•
Maturity Obligations: The maturities of the Company’s long-term unsecured debt, debt issued in connection with asset-backed securitizations, and long-term CDs, for the next four quarters are as follows:

($ in billions)	Funding Maturities
		Asset-Backed	Certificates of
Quarter Ending:	Unsecured Debt	Securitizations	Deposit	Total
March 31, 2013	$-	$-	$0.8	$0.8
June 30, 2013	4.5	0.9	0.9	6.3
September 30, 2013	3.1	2.0	0.6	5.7
December 31, 2013	-	1.2	2.6	3.8
	$7.6	$4.1	$4.9	$16.6

•
Funding Plan: The Company’s funding plan for the full year 2013 includes, among other sources, approximately $4B to $10B of unsecured term debt issuance and $3B to $9B of secured term debt issuance. The Company’s funding plans are subject to various risks and uncertainties, such as future business growth, the impact of global economic, political and other events on market capacity, demand for securities offered by the Company, regulatory changes, ability to securitize and sell receivables, and the performance of receivables previously sold in securitization transactions. Many of these risks are beyond the Company’s control.

OTHER ITEMS OF NOTE

•
Corporate & Other: Net expense reported in Corporate & Other was $300MM in Q4’12 compared with $156MM in Q3’12 and $191MM in Q4’11. Q4’11 results included a $43MM after-tax benefit from the Visa litigation settlement payments, offset by $17MM of after-tax expense related to prior year reengineering activities. Current quarter costs include a $91MM after-tax charge related to the restructuring initiatives noted above as well as costs related to the impairment of a cost method investment.

•
Reengineering Initiatives: On January 10, 2013, the Company announced a restructuring initiative designed to contain future operating expenses, adapt parts of the business as more customers transact online or through mobile channels, and provide the resources for additional growth initiatives in the U.S. and internationally. The Company recorded $400MM of costs ($287MM after-tax) related to this program in Q4’12. The restructuring charge consists largely of severance payments related to the elimination of an estimated 5,400 jobs, which will impact both U.S and international employees and will primarily involve positions that do not directly generate revenue. The staff reductions will be partly offset by jobs the Company expects to add during the year. In Q4’11, the Company recorded $49MM ($32MM after-tax) of reengineering costs.

•
Visa and MasterCard Litigation Settlements: The Company received payments from Visa and MasterCard for several years under the terms of previously disclosed settlement agreements. The settlement with Visa was composed of an initial payment of $1.13B ($700MM after-tax) that was recorded in Q4’07 and received in March 2008, and quarterly payments of $70MM ($43MM after-tax) for four years from Q1’08 through Q4’11. The settlement with MasterCard was composed of twelve quarterly payments of $150MM ($93MM after-tax) received each quarter from Q3’08 to Q2’11. Payments earned through December 2011 have been reported as a reduction to the other expense line within Corporate & Other.

•
Reclassification of Cardmember Lending Net Card Fees: In Q1’12, the Company revised the income statement reporting of annual membership card fees on lending products, increasing net card fees and reducing interest on loans. Corresponding amounts in prior periods have been reclassified to conform to the current period presentation. This change has no impact on total revenues net of interest expense in the income statement or the net interest yield on cardmember loans statistic, a non-GAAP measure, as reported in the Company’s Fourth Quarter/Full Year 2012 Earnings Release selected statistical tables.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2012 OVERVIEW

•
Details of Q4’12 items: The following exhibits provide details of the impacts of the three items noted on page 1 (restructuring, Membership Rewards estimation process enhancements and cardmember reimbursements) on the Company’s consolidated income statement and business operating segment income statements.

Consolidated Income Statement Impact

(millions)	Restructuring	Membership Rewards	Cardmember Reimbursements	Total
Revenues:
Discount revenue			$(41)	$(41)
Other commissions and fees			(28)	(28)
Net interest income			(24)	(24)
Total revenue impact			(93)	(93)

Expenses:
Cardmember rewards		$342	27	369
Salaries and employee benefits	$369			369
Occupancy and equipment	11			11
Other, net	20		33	53
Total expense impact	400	342	60	802
Total impact (pretax income)	$400	$342	$153	$895

USCS Income Statement Impact

(millions)	Restructuring	Membership Rewards	Cardmember Reimbursements	Total
Revenues:
Discount revenue, net card fees and other			$(69)	$(69)
Net interest income			(24)	(24)
Total revenue impact			(93)	(93)

Expenses:
Marketing, promotion, rewards and CM services		$317	27	344
Salaries and employee benefits and other operating expenses	$35		36	71
Total expense impact	35	317	63	415
Total impact (pretax income)	$35	$317	$156	$508

ICS Income Statement Impact

(millions)	Restructuring	Membership Rewards	Cardmember Reimbursements	Total
Expenses:
Salaries and employee benefits and other operating expenses	$58			$58
Total expense impact	58			58
Total impact (pretax income)	$58	-	-	$58

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2012 OVERVIEW

GCS Income Statement Impact

(millions)	Restructuring	Membership Rewards	Cardmember Reimbursements	Total
Expenses:
Marketing, promotion, rewards and CM services		$25		$25
Salaries and employee benefits and other operating expenses	$143		$(3)	140
Total expense impact	143	25	(3)	165
Total impact (pretax income)	$143	$25	$(3)	$165

GNMS Income Statement Impact

(millions)	Restructuring	Membership Rewards	Cardmember Reimbursements	Total
Expenses:
Salaries and employee benefits and other operating expenses	$29			$29
Total expense impact	29	-	-	29
Total impact (pretax income)	$29	-	-	$29

Corporate & Other Income Statement Impact

(millions)	Restructuring	Membership Rewards	Cardmember Reimbursements	Total
Expenses:
Salaries and employee benefits and other operating expenses	$135			$135
Total expense impact	135	-	-	135
Total impact (pretax income)	$135	-	-	$135

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2012 OVERVIEW

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing, merchant, and network businesses, the Company:

•
Continued to sign new merchants from around the world to the American Express network. In Canada, the quick service restaurant, Tim Hortons, now accepts the card. In Australia, cardmembers can now use the card at Payment Logic, an event management company. In the U.S., we signed Carmlike Cinemas. And in Europe, we signed Cineworld, a movie theater company in the UK; and retailers La Peyre in France and IKEA in Austria and Spain.

•
Continued its support for the Small Business Saturday movement for the third straight year, by helping to ensure that small businesses across the country got their holiday season off to a strong start as millions of U.S. consumers “shopped small” and made a big impact on local communities.

•	Announced that easyJet, the UK’s largest airline, selected Accertify's comprehensive fraud management solution.

•
Brought its Card Sync technology to Xbox LIVE, the online entertainment service from Microsoft, connecting interactive entertainment with offline benefits and enabling U.S. and UK cardmembers to unlock content, offers and experiences by syncing their eligible cards with Xbox LIVE.

•
Launched Mobile Gift Cards, which allows cardmembers to use Membership Rewards points for smartphone-enabled gift cards of select retailers and use them instantly to pay with their smartphones at the point of sale.

In our Global Network Services (“GNS”) business, the Company:

•
Launched partnerships with China Minsheng Bank in China, to issue the CMBC Platinum Shangri-La American Express® Card; Tenpay in China, to issue the Tenpay American Express® Virtual Pay; G-Xchange in the Philippines, to issue GCASH American Express® Virtual Card; and EZ-Link in Singapore, to issue the EZ-Link Imagine American Express® Prepaid Card.

•
Supported GNS partners in launching a wide range of new products, including: the JAL American Express® Card with Mitsubishi UFJ NICOS in Japan, the ICBC American Express® Centurion Card with Industrial and Commercial Bank of China and the CMB American Express® Centurion Card with China Merchants Bank in China, the CityMaxx American Express® Card with City Bank in Bangladesh, The Platinum Card® with Banco Itaú in Paraguay and Blue from American Express® with Russian Standard Bank in Russia.

In our Enterprise Growth Group, the Company:

•
Launched the Bluebird product in thousands of WalMart stores across the U.S. Bluebird, a debit and checking alternative, is designed to help consumers better manage and control their everyday finances. Bluebird was developed for the millions of Americans who are looking for capabilities such as remote check capture and mobile bill pay, fee transparency, and no minimum balance, monthly, annual or overdraft fees.

•
Announced a partnership between FedEx and American Express’ LoyaltyEdge. Under this new partnership, LoyaltyEdge will support FedEx’s My FedEx Rewards and My FedEx Office rewards programs. LoyaltyEdge will provide loyalty services to help FedEx enhance and expand these programs.

AMERICAN EXPRESS COMPANY
FULL YEAR 2012 OVERVIEW

FINANCIAL RESULTS

•
Full year 2012 diluted EPS from continuing operations attributable to common shareholders of $3.89 decreased 5% from $4.09 last year. Excluding the impact of the three items incurred in Q4’12 (described on page 1), full year 2012 adjusted diluted EPS was $4.40.24

•	Total revenues net of interest expense increased 5%. Total revenues net of interest expense on an FX adjusted basis, a non-GAAP measure, increased 6%.25 ROE was 23.1%.

BUSINESS METRICS

•	Compared with full year 2011:

-	Worldwide billed business of $888.4B increased 8%. Adjusted for the impact of changes in foreign exchange rates, worldwide billings grew 9%.25

-	Worldwide cardmember loan balances of $65.2B increased 4% from $62.6B a year ago, reflecting higher cardmember spending levels.

-
Worldwide credit performance continued to be excellent with write-off rates remaining near all-time lows. The Company’s full year 2012 worldwide net lending write-off rate26 was 2.1%, an improvement from 2.9% in 2011.

				Percentage
				Increase/(Decrease)
	Years Ended		Percentage	Assuming No Changes in
	December 31,		Inc/(Dec)	Foreign Exchange Rates25
	2012	2011

Card billed business27 (billions):
United States	$590.7	$542.8	9%
Outside the United States	297.7	279.4	7	10%
Total	$888.4	$822.2	8	9
Average basic cardmember spending28 (dollars):
United States	$16,425	$15,377	7
Outside the United States	$13,936	$13,638	2	5
Total	$15,720	$14,881	6	6

_________________________________
24	See Note 2, page 1.
25	See Note 3, page 1.
26	See Note 4, page 1.
27	See Note 6, page 2.
28	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
FULL YEAR 2012 OVERVIEW

Additional Billed Business Statistics:

		Percentage
		Increase/(Decrease)
	Percentage	Assuming No Changes in
	Increase/(Decrease)	Foreign Exchange Rates29

Worldwide30
Total Billed Business	8%	9%
Proprietary billed business	8	8
GNS billed business31	10	14
Airline-related volume (10% of worldwide billed business)	3	4

U.S.30
Billed Business	9
Proprietary consumer card billed business 32	8
Proprietary small business billed business32	12
Proprietary corporate services billed business33	11
T&E-related volume (27% of U.S. billed business)	6
Non-T&E-related volume (73% of U.S. billed business)	10
Airline-related volume (9% of U.S. billed business)	4

Outside the U.S.30
Billed Business	7	10
JAPA billed business	12	12
LACC billed business	7	12
EMEA billed business	-	5
Proprietary consumer and small business billed business34	4	6
JAPA billed business	7	7
LACC billed business	5	8
EMEA billed business	(1)	4
Proprietary corporate services billed business33	3	7

_________________________________
29	See Note 3, page 1.
30	Captions not designated as “proprietary” or “GNS” include both proprietary and GNS data.
31	Included in GNMS.
32	Included in USCS.
33	Included in GCS.
34	Included in ICS.

AMERICAN EXPRESS COMPANY
FULL YEAR 2012 OVERVIEW

Statements of Income

(Preliminary)	Years Ended		Percentage
(Millions, except percentages and per share amounts)	December 31,		Inc/(Dec)
	2012	2011

Revenues
Non-interest revenues
Discount revenue	$17,739	$16,734	6%
Net card fees	2,506	2,448	2
Travel commissions and fees	1,940	1,971	(2)
Other commissions and fees	2,317	2,269	2
Other	2,452	2,164	13
Total non-interest revenues	26,954	25,586	5
Net interest income	4,628	4,376	6
Total revenues net of interest expense	31,582	29,962	5
Provisions for losses
Charge card	742	770	(4)
Cardmember loans	1,149	253	#
Other	99	89	11
Total provisions for losses	1,990	1,112	79
Total revenues net of interest expense after provisions for losses	29,592	28,850	3

Expenses
Marketing and promotion	2,890	2,996	(4)
Cardmember rewards	6,282	6,218	1
Cardmember services	799	716	12
Salaries and employee benefits	6,597	6,252	6
Professional services	2,963	2,951	-
Occupancy and equipment	1,823	1,685	8
Communications	383	378	1
Other, net	1,404	698	#
Total	23,141	21,894	6

Pretax income from continuing operations	6,451	6,956	(7)
Income tax provision	1,969	2,057	(4)
Income from continuing operations	4,482	4,899	(9)
Income from discontinued operations, net of tax	-	36	#
Net Income	$4,482	$4,935	(9)
Income from continuing operations attributable to common shareholders35	$4,433	$4,841	(8)
Net income attributable to common shareholders35	$4,433	$4,877	(9)

Earnings Per Common Share-Basic
Income from continuing operations attributable to common shareholders	$3.91	$4.11	(5)
Income from discontinued operations	-	0.03	#
Net Income attributable to common shareholders	$3.91	$4.14	(6)

Earnings Per Common Share-Diluted
Income from continuing operations attributable to common shareholders	$3.89	$4.09	(5)
Income from discontinued operations	-	0.03	#
Net Income attributable to common shareholders	$3.89	$4.12	(6)
Average Shares Outstanding
Basic	1,135	1,178	(4)
Diluted	1,141	1,184	(4)

# Denotes a variance of more than 100%.

_________________________________
35	Represents income from continuing operations or net income, as applicable, less earnings allocated to participating share awards of $49MM and $58MM for 2012 and 2011, respectively.

AMERICAN EXPRESS COMPANY
FULL YEAR 2012 OVERVIEW

•
Discount Revenue: Increased 6%, reflecting 8% growth in billed business volumes, partially offset by a decline in the average discount rate and higher contra-revenue items, including cash rebate rewards and corporate client incentives.

-
The average discount rate36 of 2.52% in 2012 decreased by 2bps compared to 2.54% in 2011. As indicated in prior periods, certain pricing initiatives, changes in the mix of spending by location and industry, volume-related pricing discounts and strategic investments will likely result in some erosion of the average discount rate over time.

•	Net Card Fees: Increased 2%, reflecting an increase in proprietary cards-in-force.

•	Travel Commissions and Fees: Decreased 2%, reflecting a 1% decline in worldwide travel sales. Business travel sales declined 4%, while U.S. consumer travel sales increased 12%.

•	Other Commissions and Fees: Increased 2% versus 2011, primarily reflecting higher fee revenues from the Loyalty Partner business.

•
Other Revenues: Increased 13%, primarily reflecting higher gains on the sale of investment securities, higher GNS partner royalty revenues, and the favorable effects of revised estimates in the liability for uncashed Travelers Cheques in international markets.

•
Net Interest Income: Increased 6% versus 2011, reflecting a 4% increase in average cardmember loans and a 4% decrease in interest expense due to lower funding costs. Worldwide net interest yield was 9.1% in both 2012 and 2011.

•
Charge Card Provision for Losses: Decreased 4% due to a net reserve release in 2012 compared to a reserve build in 2011. The reserve release during 2012 is due primarily to lower reserves in USCS, where delinquency rates declined from 1.9% in Q4 ’11 to 1.8% in Q4 ’12.

•
Cardmember Loan Provision for Losses: Increased significantly, primarily reflecting a smaller reserve release in 2012 than in 2011, partially offset by lower write-offs due to improved credit performance.

•	Other Provision for Losses: Increased $10MM to $99MM.

•
Marketing and Promotion Expense: Decreased 4% versus 2011. Marketing and promotion spending in both periods represent significant levels of investment in the business, totaling 9.2% of total revenues in 2012 compared to 10.0% of total revenues in 2011.

•
Cardmember Rewards Expense: Increased 1%. In both periods, rewards expense increased due to greater Membership Rewards-related and co-brand spending volumes. In addition, the rewards expense in both years reflected charges to increase the Company’s Membership Rewards liability based on increases to the Company’s estimate for the program’s URR. As noted on page 1, in Q4’12, the Company recorded a $342MM expense to reflect enhancements to the process that estimates future redemptions of Membership Rewards points by U.S. cardmembers. In 2011, the Company recorded higher rewards expense in recognition of cardmembers’ increased engagement with the Membership Rewards program. The Company also recorded a $188MM expense during Q1 ’11 related to a change in the URR estimation process.

-	The Company’s Membership Rewards URR for current participants increased from 92% at the end of 2011 to 94% at the end of 2012.

•	Cardmember Services Expense: Increased 12% reflecting increased costs associated with enhanced benefits to U.S. cardmembers.

•	Salaries and Employee Benefits Expense: Increased 6%, primarily reflecting higher restructuring costs in 2012 due to the restructuring initiative discussed on page 1.

•	Professional Services Expense: Was flat versus 2011.

•	Occupancy and Equipment Expense: Increased 8%, primarily reflecting higher data processing costs.

_________________________________
36	See Note 6, page 2.

AMERICAN EXPRESS COMPANY
FULL YEAR 2012 OVERVIEW

•	Communications Expense: Increased 1%.

•
Other, Net Expense: Other expense of $1,404MM in 2012 more than doubled compared to 2011. The increase was primarily driven by MasterCard and Visa settlement payments of $580MM received in 2011, but not in 2012, which were recorded as contra-expense. In addition, 2012 included costs associated with cardmember reimbursements and investment impairments, which were partially offset by the reclassification of cross currency funding hedge-related income from interest expense to other, net expense beginning in Q1'12.

•	Pretax Margin: Was 20.4% of total revenues net of interest expense in 2012 compared with 23.2% in 2011.

•
Effective Tax Rate: Was 30.5% in 2012 compared with 29.6% in 2011. The tax rates in both periods reflect the level of pretax income in relation to recurring permanent tax benefits and geographic mix of business. In addition, the tax rates in both periods reflected the realization of certain foreign tax credits, and the tax rate in 2011 reflected benefits from the resolution of certain prior years' tax items.

CAPITAL

•	Capital Distribution to Shareholders: During 2012, approximately 98% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 69MM common shares at an average price of $57.56 in 2012 versus 48MM common shares in 2011.

Shares Outstanding:

	Millions of Shares
	2012	2011
Beginning of period	1,164	1,197
Repurchase of common shares	(69)	(48)
Employee benefit plans, compensation and other	10	15
End of period	1,105	1,164

OTHER ITEMS OF NOTE

•
Corporate & Other: Net expense reported in Corporate & Other was $831MM in 2012 compared with $535MM in 2011. 2011 results included $580MM ($358MM after-tax) of benefits related to the MasterCard and Visa litigation settlement payments. 2012 includes higher reengineering costs related to the previously discussed initiatives offset by higher gains on the sale of investment securities and the favorable effects of revised estimates in the liability for uncashed Travelers Cheques in international markets.

•
Reengineering Initiatives: 2012 income from continuing operations included $461MM ($328MM after-tax) of net costs related to the Company’s reengineering initiatives. 2011 income from continuing operations included $153MM ($106MM after-tax) of net costs related to the Company’s reengineering initiatives. The table below shows the full year after-tax impact of reengineering costs by segment for 2012 and 2011.

Full Year Impact by Segment:

	Year Ended December 31,
($ in Millions)	2012	2011
USCS	$18	$(6)
ICS	45	27
GCS	135	28
GNMS	21	8
Corp & Other	109	49
Total	$328	$106

AMERICAN EXPRESS COMPANY
FULL YEAR 2012 OVERVIEW
SUPPLEMENTAL INFORMATION

Supplemental Information – Tangible Common Equity and Total Adjusted Assets

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 (“Subordinated Debentures”), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its “tangible common equity” and “total adjusted assets”, as defined in the Subordinated Debentures. The Company’s consolidated “tangible common equity” amount as of the end of any fiscal quarter means total shareholders’ equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company’s “total adjusted assets” as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company’s balance sheet minus (ii) non-securitized cardmember loan receivables (without deduction for reserves), which are set forth on the Company’s balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide cardmember loan receivables as reported by the Company for such fiscal quarter. Upon the adoption of new GAAP effective January 1, 2010, the Company’s “total consolidated assets” as reflected on the Company’s balance sheet now are the same amount as would be calculated as “total adjusted assets” as defined in the Subordinated Debentures before the change in GAAP. As of December 31, 2012, the Company’s “tangible common equity”, a non-GAAP measure, was $15B and its “total adjusted assets” each as defined in the Subordinated Debentures, were $153B. As of December 31, 2012, the consolidated total assets as reflected on the Company’s balance sheet were $153B.

AMERICAN EXPRESS COMPANY
FULL YEAR 2012 OVERVIEW
ANNEX 1

Net Income and EPS Reconciliation

($ in millions, except per share amounts)	Quarter Ended December 31, 2012	Year Ended December 31, 2012

Net income:
Reported Net income	$637	$4,482
Q4'12 Restructuring Charges	$287	$287
Q4'12 MR Estimation Process Enhancement Expense	$212	$212
Q4'12 Cardmember Reimbursements	$95	$95
Adjusted Net income (A)	$1,231	$5,076

Diluted EPS:

Reported Net income attributable to common shareholders	$0.56	$3.89
Q4'12 Restructuring Charges	$0.26	$0.25
Q4'12 MR Estimation Process Enhancement Expense	$0.19	$0.19
Q4'12 Cardmember Reimbursements	$0.08	$0.07
Adjusted Net income attributable to common shareholders per common share-diluted (A)	$1.09	$4.40

(A) Adjusted net income and adjusted net income attributable to common shareholders per common-share diluted, which are non-GAAP measures, represent net income excluding the impact of the restructuring charges, membership rewards estimation process enhancement expense and cardmember reimbursements recognized in Q4’12.

Q4’12 Revenue Net of Interest Expense Reconciliation

($ in millions)	For the Three Months Ended
	December 31,	December 31,	% Increase /
	2012	2011	(Decrease)

GAAP Total Revenues Net of Interest Expense	$8,141	$7,742	5%
Cardmember Reimbursements	93	36
Adjusted Total Revenues Net of Interest Expense (B)	$8,234	$7,778	6%

(B) Adjusted revenues net of interest expense is a Non-GAAP measure.

AMERICAN EXPRESS COMPANY
FULL YEAR 2012 OVERVIEW
ANNEX 2

The Tier 1 Common Risk-Based Capital Ratio is calculated as Tier 1 Common Equity, a non-GAAP measure, divided by Risk-weighted assets. Tier 1 Common Equity is calculated by reference to Total Shareholders' Equity as shown below:

Tier 1 Common Equity Reconciliation as of December 31, 2012
($ in Millions)

Total Shareholders' Equity	$18,886
Effect of certain items in accumulated other comprehensive income/(loss) excluded from Tier 1 common equity	173
Less:
Ineligible goodwill and intangible assets	(3,921)
Ineligible deferred tax assets	(228)
Tier 1 Common Equity	$14,910

AMERICAN EXPRESS COMPANY
FULL YEAR 2012 OVERVIEW
ANNEX 3

The following table presents a comparison of the Company's Tier 1 and Tier 1 common risk-based capital under Basel I rules to its estimated Tier 1 and Tier 1 common risk-based capital under Basel III rules, for purposes of calculating the estimated Tier 1 and Tier 1 common capital ratios and the supplementary leverage ratio.

(Billions, except ratios)	Tier 1 /Tier 1 Common
Risk-Based Capital under Basel I	$14.9
Adjustments related to:
AOCI for available for sale securities	0.3
Pension and other post-retirement benefit costs	(0.5)

Other	0.1
Estimated Risk-Based Capital under Basel III(a)	$14.8
Risk-Weighted Assets under Basel I	$125.7
Estimated Risk-Weighted Assets under Basel III(a)(b)	$126.8
Estimated Tier 1 ratio under Basel III rules(a)(c)	11.7%
Estimated Tier 1 common ratio under Basel III rules(a)(d)	11.7%
Total Assets	$153.1
Estimated Total Assets for Leverage Capital Purposes(a)(e)	$173.5
Estimated Supplementary Leverage Ratio under Basel III(a)(f)	8.5%

(a)
Estimated Basel III Tier 1 capital, Tier 1 common equity, risk-weighted assets and total assets for leverage capital purposes reflect the Company’s current interpretation of the Basel III rules using the standardized approach. The estimated Basel III amounts could change in the future as the U.S. regulatory agencies implement Basel III or if the Company’s business changes.

(b)
Differences in the calculation of risk-weighted assets between Basel I and Basel III include adjustments relating to the impact of the incremental risk weighting applied to deferred tax assets and significant investments in unconsolidated financial institutions, as well as exposures to past due accounts, equities and sovereigns.

(c)	The Basel III Tier 1 risk-based capital ratio is calculated as adjusted Tier 1 capital divided by adjusted risk-weighted assets.

(d)	The Basel III Tier 1 common risk-based capital ratio is calculated as adjusted Tier 1 common equity divided by adjusted risk-weighted assets.

(e)
Estimated total assets for leverage capital purposes includes adjustments for Tier 1 capital deductions, off-balance sheet derivatives, undrawn unconditionally cancellable commitments and other off-balance sheet liabilities.

(f)	The Basel III supplementary leverage ratio is calculated by dividing Basel III Tier 1 capital by the Company’s estimated total assets for leverage capital purposes under Basel III.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
the possibility of not achieving the expected timing and financial impact of the Company’s restructuring plan and higher than expected employee levels, which could be caused by factors such as the Company’s ability to mitigate the operational and other risks posed by planned staff reductions, the Company’s ability to develop and implement technology resources to realize cost savings, underestimating hiring needs related to some of the job positions being eliminated and other employee needs not currently anticipated, lower than expected attrition rates and higher than expected redeployment rates;

•
uncertainty relating to the actual growth of operating expenses in 2013 and subsequent years and the ability to hold annual operating expense growth to less than 3 percent for the next two years, which will depend in part on the Company’s ability to achieve the expected benefits of the Company’s restructuring plan, which will be impacted by, among other things, the factors identified above, the Company’s ability to balance the control and management of expenses and the maintenance of competitive service levels for its customers, unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory-related costs and technology costs, the payment of monetary damages and penalties, disgorgement and restitution, the Company’s decision to increase or decrease discretionary operating expenses depending on overall business performance, the impact of changes in foreign currency exchange rates on costs and results, and the level of acquisition activity and related expenses;

•
uncertainty in the growth of operating expenses relative to the growth of revenues in 2013 and subsequent years and the possibility that the ratio of total expenses to revenues will not migrate back towards historical levels over time, which will depend on (i) factors affecting revenue, such as, among other things, the growth of consumer and business spending on American Express cards, higher travel commissions and fees, the growth of and/or higher yields on the loan portfolio and the development of new revenue opportunities and (ii) the success of the Company in containing operating expenses, which will be impacted by, among other things, the factors identified in the preceding bullet, and in containing other expenses including the Company’s ability to control and manage marketing and promotion expenses as described below as well as expenses related to increased redemptions or other growth in rewards and cardmember services expenses. Further, in any period, the ability to grow revenue faster than operating expenses and the ratio of total expenses to revenues may be impacted by rapid decreases in revenues that cannot be matched by decreases in operating expenses;

•
uncertainty in the amount of marketing and promotion expenses relative to the revenues in 2013 and subsequent years, which will depend on (i) factors affecting revenue, which will be impacted by, among other things, the factors identified in the preceding bullet and (ii) the Company’s ability to control and manage marketing and promotion expenses as described below, the availability of opportunities to invest at a higher level due to favorable business results and changes in macroeconomic conditions;

•
the actual amount to be spent by the Company on investments in the business, including on marketing, promotion, rewards and cardmember services and certain operating expenses, as well as the actual amount of resources arising from the restructuring plan the Company decides to invest in growth initiatives, which will be based in part on management’s assessment of competitive opportunities and the Company’s performance and the ability to control and manage operating, infrastructure, advertising, promotion and rewards expenses as business expands or changes, including the changing behavior of cardmembers;

•
the actual amount that the higher ultimate redemption rate ("URR") assumption derived in the fourth quarter will increase cardmember rewards expenses annually in 2013 and subsequent years, which will depend on the terms of the Membership Rewards program, redemption patterns, costs per point redeemed and the level of cardmember spend;

•
uncertainty relating to the timing and magnitude of a possible charge resulting from the current review of the URR estimation process for the Company’s international Membership Rewards programs, which will depend in part on the demographics and assumptions about the behavior of cardmembers enrolled in the international Membership Rewards programs as compared to the U.S. program and the potential growth of the international Membership Rewards programs.

•
the ability of the Company to meet its on-average and over-time growth targets for revenues net of interest expense, earnings per share and return on average equity, which will depend on factors such as the Company’s success in implementing its strategies and initiatives including growing the Company’s share of overall spending, increasing merchant coverage, enhancing its pre-paid offerings, expanding the Global Network Services business and expense management, and on factors outside management’s control including the willingness of cardmembers to sustain spending, the effectiveness of marketing and loyalty programs, regulatory and market pressures on pricing, credit trends, currency and interest rate fluctuations, and changes in general economic conditions, such as consumer confidence, unemployment, the housing market and GDP growth;

•
the Company’s net interest yield on U.S. cardmember loans not remaining at historical levels, which will be influenced by, among other things, the effects of the Credit Card Accountability Responsibility and Disclosure Act of 2009 (including the regulations requiring the Company to periodically reevaluate annual percentage rate increases), interest rates, changes in consumer behavior that affect loan balances, such as paydown rates, the credit quality of the Company’s portfolio and the Company’s cardmember acquisition strategy, product mix, cost of funds, credit actions, including line size and other adjustments to credit availability, and potential pricing changes;

•
the ability of the Company to generate $3 billion in fee revenue by the end of 2014, which will depend on the Company's success in implementing its strategy to increase fee revenue through growing its existing fee-based businesses such as insurance products and other services, acquiring companies with complementary businesses and capabilities, and in introducing new business initiatives, such as Bluebird, Loyalty Partner, Loyalty Edge and the Company’s digital initiatives;

•
the Company’s lending write-off rates not remaining below the average historical levels of the last ten years, which will depend in part on changes in the level of the Company’s loan balances, delinquency rates of cardmembers, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;

•
the ability of the Company to maintain and expand its presence in the digital payments space, including online and mobile channels, which will depend on the Company’s success in evolving its business models and processes for the digital environment, building partnerships and executing programs with companies, and utilizing digital capabilities that can be leveraged for future growth;

•
changes affecting the Company’s ability to accept or maintain deposits due to market demand or regulatory constraints, such as changes in interest rates and regulatory restrictions on the Company’s ability to obtain deposit funding or offer competitive interest rates, which could affect the Company’s liquidity position and the Company’s ability to fund the Company’s business;

•
the Company’s funding plan for the full year 2013 being implemented in a manner inconsistent with current expectations, which will depend on various factors such as future business growth, the impact of global economic, political and other events on market capacity, demand for securities offered by the Company, regulatory changes, ability to securitize and sell receivables and the performance of receivables previously sold in securitization transactions;

•
changes affecting the Company’s ability or desire to repurchase up to $1 billion of its common shares in the first quarter of 2013, such as acquisitions, results of operations, capital needs and the amount of shares issued by the Company to employees upon the exercise of options, among other factors, which will significantly impact the potential decrease in the Company’s capital ratios; and

•
factors beyond the Company’s control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2012, and the Company’s other filings with the Securities and Exchange Commission.